Exhibit 107

Calculation of Filing Fee Tables Form S-1

(Form Type)

SilverBox Corp III

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant(2)	457(a)	2,300,000 Units	$10.00	$23,000,000	$0.00011020	$2,534.60
Fees to be Paid	Equity	Shares of Class A common stock included as part of the Units(3)	457(a)	2,300,000 Shares	—		—	—(4)
Fees to be Paid	Equity	Redeemable Warrants to acquire one share of Class A common stock included as part of the Units(3)	457(a)	766,667 Warrants	—		—	—(4)
Fees to be Paid	Equity	Class A common stock underlying redeemable warrants(3)	457(a)	766,667 Shares	$11.50	$8,816,670.50	$0.00011020	$971.60
	Total Offering Amounts					$31,816,670.50		$3,506.20
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$3,506.20

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-269713). Includes 300,000 units, consisting of 300,000 shares of Class A common stock and 100,000 redeemable warrants that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g) under the Securities Act.